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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ______________________________
                                    FORM 8-K

                                 CURRENT REPORT
           Pursuant to Section 13 OR 15(d) of the Securities Exchange
                                  Act of 1934

                         ______________________________
               Date of Report (Date of earliest event reported):
                                 June 13, 2011

                                  Mindpix Corp
                                     Nevada

                 (State or other jurisdiction of incorporation)

                                   000-105368

                            (Commission File Number)

                                   87-0481402

                       (IRS Employer Identification No.)

                            280 S Ronald Reagan Blvd
                                   Suite 115,
                               Longwood Fl 34750

                    (Address of principal executive offices)


              Registrant's telephone number, including area code:
                                 (850) 638-3920


                       6955 Union Park Center, Suite 390
                               Midvale, UT 84047

         (Former name or former address, if changed since last report.)

Item 5.01 Changes in Control of Registrant.

    On May 31, 2011, pursuant to a Merger Agreement (the "Agreement") between eMax Media Inc., a Florida corporation ("eMax Media "), and the Registrant, the following occurred:

    (a) eMax Media shareholders will exchange forty million (40,000,000) shares of its restricted common stock (the "eMax Media Shares") for four hundred million (400,000,000) shares of restricted common stock MINDPIX, representing 80% of all of the outstanding common shares and 100% of all the preferred shares of MINDPIX (the "MINDPIX Shares"). Should Mindpix stock not reach the value of $.10/share within 30 days of closing then Mindpix agrees to issue more shares to make up for the values outlined in the terms of this agreement to acquire the eMax Media shares and for the retirement of liabilities listed on Schedule A of the merger agreement. As a result of the closing of the Agreement, eMax Media shareholders owns approximately eighty and 88/100 percent (80.88%) of the 494,521,084 outstanding shares of record of the Common Stock of the Registrant. The precise ownership percentage currently cannot be ascertained, as the Registrant is engaged in an effort to verify the ownership status of its securities.

    (b) Thomas A. Aliprandi and David Baliff agreed to resign their positions as officers and directors of the Registrant, to terminate any employment agreements between each of them and the Registrant; and to waive all claims against the Registrant, including but not limited to any rights to receive any and all outstanding fees and claims for past salaries. The Registrant has agreed to appoint the following individuals to to the Board of Directors and a as operating officers of the Registrant; and to replace the outgoing officers and directors of the Registrant.

    Board of Directors               Officers
    ------------------               --------
    Gerardo Bernard                  Gerardo Bernard, CEO and Secretary
    Eric Jeter                       Eric Jeter , President and Treasurer
    Catherine Tanner                 Catherine Tanner, Treasurer
    Vincent  Michael  Nerlino        Vincent Michael Nerlino, VP of Global
    Francis Nault                       Financial Affairs
                                     Francis Nault, VP of Promotions and
                                        Marketing
                                     Paul Curcio , VP of eMax Music

GERARDO BERNARD- CEO  AND DIRECTOR
Gerardo Bernard is a strong executive with senior management expertise in all facets of the entertainment business with over 25 years of experience in the music, recording, and international television industries. Mr. Bernard has managed and been involved in the careers of many recording Artists, most notably Donna Summer, Chaka Kahn, Pretty in Pink, and A=440 He became involved with Donna Summer at the beginning of her stellar career and stayed with her for over 20 years assuming a myriad of responsibilities including organizing and direction her tours both domestically and internationally, managing attorneys, business managers, publicists, and agents as well as producing many of her concerts.

Mr. Bernard lived the genius of the marketing explosion of major acts like Kiss, Donna Summer, and the Village People, all very successfully marketed and promoted with cutting edge promotional concepts. Mr. Bernard has high-level contacts through the entertainment industry including major labels with strong ties with Neil Bogart and Casablanca Records, Sony, and PolyGram to name a few. He also has close relationships at the foremost talent agencies such as the William Morris Agency and CAA. Mr. Bernard pioneered direct response television advertising in Latin America as President of Home Shopping Network's Latin America and Caribbean division. In this capacity he created a new programming format in Spanish for HSN, making deals with broadcast television networks throughout Latin America and the Caribbean. Mr. Bernard has produced shows all around the world - including concerts tours for major artists in large venues as well as more theatrical productions such as The Power Rangers, an international tour with a cast of over 60 people. He also assisted Robert Evans produce the "Power of Faith" a cinematic biography of Pope John Paul II. Mr. Bernard's experience and contact base provide a unique blend of skills that build a strong foundation for the management of artists, production and distribution of entertainment products, and the sale of entertainment products utilizing direct response television.

ERIC JETER - PRESIDENT AND DIRECTOR
Eric Jeter is a graduate of Computer Systems Integration and has tremendous knowledge of interactive new media,network and computer systems operations and electronic media production, engineering, mastering, and distribution applications. Mr. Jeter handles all the day to day operations of the company with the other directors and works with the new artists divisions and marketing departments to integrate new product releases with the legendary music content which the company owns. Mr. Jeter handles working with the legal and financial management of the company to insure the company is handling all administrative matters correctly on behalf of the interest of the company. Mr. Jeter monitors all human resource and customer service systems of the company as well to make sure the quality control of the products and services of the company is the level that eMax holds itself too. Eric Jeter grew up in a musical family and around a family that played piano and led Choir in church. Since 1992, as a young man he had a major interest in Electronic Dance Music. In 2000, He finally purchased his own set of Professional Turntables and started playing for house parties. In 2005, while engaging in audio engineering, he sought out the Christian Dance Music community, and got signed on with DaGathering, a music ministry playing monthly events along the Gulf Coast of Florida. In 2008, he started a Drum N Bass show for an internet radio station now with Godsdjs.com.

PAUL CURCIO VP OF EMAX MUSIC
Music is in Paul Curcio's blood! In the early days of "Rock and Roll" Paul was active in the business of music; not just content with playing guitar in a high school rock and roll band he began producing "dances" in smallest venues as Knights of Columbus halls in South Florida, promotion was accomplished with mimeographed fliers and relied heavily on word of mouth. While living in Miami in the early sixties and attending the University of Miami, Paul played guitar on the first albums by, Sam and Dave, which were released on Roulette Records and produced by top rhythm and blues producer, Steve Alaimo. During the mid-sixties, Curcio was a founding member of the his west coast pop rock band, "THE MOJO MEN", WHO RECORDED A STRING OF CHART RECORDS FOR, Autumn Records, Warner Bros./Reprise, (Sit Down I Think I Love You). He appeared on thirty national shows during the sixties such as, The Pat Boone Show, American
Bandstand (four  times), Mike Douglas, Dick Clarks' .... Where the Action Is,
Lloyd Thaxson, Sam Riddles: Ninth Street West and Shindig. In 1968 foreseeing a need for a state of the art MULTI-TRACK recording studio facility in San Francisco Bay area, he founded Pacific Recording Studios. MULTI-TRACK recording studios were available in Los Angeles but none in the SF bay area. Also, the first 16 track recording machines were being manufactured in close by Redwood City by Ampex Corporation. Pacific purchased two of these new prototype recorders and for the next ten years, (1968-1978) was one of the most successful studios of it's time being credited with eighteen (18) Gold and Platinum Albums. The first remote 16 track recording session in America was credited to Pacific Recording during this time. During September 1968, Newsweek Magazine did a story on Paul Curcio and Pacific Recording Studios showing them as one of the NEW breed of studios in the world. During this period, Paul began his involvement in record production, being involved in the careers of "The Doobie Brothers", Warner/Brothers Records, "Santana", CBS Records and "Maze featuring Frankie Beverly", Capitol Records to name just a few of the highlights. The Doobie Brothers sold 3-4 million albums, and Santana sold in excess of 12-20 million albums. During 1979 and 1980, seeing that the next wave of recording facilities was moving out of the cities and into the country atmosphere, Paul built a new studio in northern California called, Arrow Recording. During these years Curcio also began promoting Country Concerts. Paul brought the biggest names to Northern California, such as Merle Haggard, Hank Williams, Jr., and Don Williams. In late 1982, the opportunity became available to build a NEW STATE OF THE ART studio complex in Upstate New York, MusicAmericaStudios. Paul and his cousin, who was also in the MOJO MEN, began building a unique recording facility. This studio offered access to an empty 40,000 square foot private club, which contained a couple of very large ballrooms, the studio instantly became a mecca for various up and coming rock bands from New York City and New Jersey shoreline.

Because of the sound that could be captured and recorded in this facility/studio, bands, call HEAVY METAL BANDS, began recording successful albums at the facility. During the mid-eighties, Paul Curcio produced a band called, METALLICA which has gone on to rock Super Star Status. Rolling Stone Magazine listed the top hundred albums of the eighties and ranked the album, KILL 'EM ALL by METALLICA and produced by Paul Curcio, the 35 most important album of the eighties. Metallica sold more than 6 million albums.

After selling MusicAmericaStudios, Paul moved to Nashville to run a Christian based music production company, The Glory Music Group right in the heart of Music Row (1988-1993). In 1993 he begin producing major music concerts in New York and New Jersey featuring the best artists of the day. After a good run of shows in 1996 Paul moved to Florida with his four children to be closer to various family members all the while continuing to promote concerts and working in studios with new talent. In 2000 Paul began to work with friends that were classic rock acts of the day. Along with Jerry Martini, founding member of Sly and The Family Stone, Paul developed The FamilyStoneXperience which did shows all over the U.S. and abroad.The act consisted of four of the founding members of the Rock N' Roll Hall Of Fame Inductees Sly and The Family Stone. During these years he also worked with another group of Rock N' Roll Hall Of Fame inductees, Original P/Parliament Funkadelic. Along the way Paul worked with Fran Cosmo, former singer of the super group Boston. At the present he also works with American Music Icon The ELECTRIC FLAG. Over the last year and a half Paul secured a contract with the PBS television network to produce a music special on the life of the "Father" of rock n' roll, Bo Diddley to be co-produced with Chuck Weber/eMax Media Group, Inc. Paul continues traveling the globe seeking out the next big act to bring into eMax Music for release through us." Since being a successful recording artist in the 60's Paul as been a respected manager and producer right up to the present day bringing with him countless years of knowledge needed to add to the success of eMax Media Group.

VINCENT MICHAEL NERLINO - VP OF GLOBAL FINANCIAL AFFAIRS AND DIRECTOR
Since 1995, Mr Nerlino has been a business consultant engaged in providing the introduction of investment banking services to both public and private companies. Beginning in 1996 until 2001 was the the Chairman, President and CEO of American Sports History, Inc., a public company that operated in publications, and several sports related businesses.

Early in Mr Nerlino's career, he discovered his entrepreneurship and people skills while opening the first of what became five successful retail and wholesale stores in throughout New York and New Jersey, selling a wide variety of holiday items and a unique array of gifts and decorative accessories. During that same time, he was a union musician playing vibraharp and piano at private functions and local clubs in New York and New Jersey.

After twelve years and while always having his eyes on Wall Street, Mr Nerlino concluded his store operations. For twenty five years following Vincent was employed on Wall Street as a Securities Investments executive officer at such firms as Merrill Lynch, Paine Weber, Bear Stearns and Company, and Oppenheimer and Company. During those years Mr Nerlino began his association with Catholic Religious community clients and personally assisted in the development of Investment Advisory services to direct investment expertise and education to other Catholic communities throughout the world. He traveled throughout many parts of the world, speaking to client groups and Catholic financial officials. Mr. Nerlino was made an associate Director/Partner at Bear Steans in charge of over 1500 accounts totaling over one billion dollar in assets. Since, the amount has grown to near five billion. Mr. Nerlino was one of the largest producing executives in Bear Stearns history. He was honored for his exceptional innovations, creativity, and personal warmth extended to clients, and was Stated "for his integrity and honesty".

Mr. Nerlino retired his securities license in 1995.He continues to participate as a consultant in providing investment banking services and networking introductions to a group of personally selected private and public companies; some of which he serves as a member of their board of directors.

FRANCIS NAULT VP OF EMAX PRODUCTIONS AND PROMOTIONS
Francis Nault speaks English and French and has extensive background in artist management, and event production and promotions. Mr. Nault has produced the American Motorcycle Association (AMA) endorsed Dragfest in Montreal and has been very involved with Motorcycle Drag Racing sports for over fifteen years. Mr. Nault has hosted the American Television show "Born to Ride", viewed by 8 million households, and has been featured in over 30 magazines worldwide. Mr. Nault has made over a dozen TV appearances including, a promotional TV spot this year at the CANNES film festival in France. Mr Nault is also very involved with new entertainment and media technologies

CATHERINE TANNER- TREASURER AND FINANCE IT
Catherine Tanner has acquired over 25 years of experience in office operations, including human resources, payroll, accounts payable, accounts receivable, general ledger, employee benefits administration, customer service, and computer network management.

Catherine Tanners Responsibilities have included: Managing, training, and evaluating customer service, office, and dispatch personnel; preparing probationary and annual performance reviews of employees; training personnel on usage of various software; maintaining employee records for determination of 401(k) plan and insurance benefit eligibility; maintaining retirement plan and employee stock ownership plan records; Managing accounts payable for ten related companies, including a large building materials retail outlet and several job-costed construction projects, each in excess of three million dollars; Tracking rents received from several commercial rental properties, determining management fees based on collected rents; Preparing multi-departmental budgets; Bank account reconciliation; Processing payroll for over 75 employees, making appropriate payroll tax deposits, filing appropriate payroll tax returns, issuing W-2s and 1099s; Maintaining computer networks and servers, installing updates and upgrades as needed; Negotiating contracts for leased office equipment, such as copiers and postage meters.

Item 2.01 Acquisition or Disposition of Assets.

    Not applicable.


Item 1.03 Bankruptcy or Receivership.

    Not applicable.


Item 8.01 Other Events.

    Not applicable.


Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

    The following exhibits are filed with this report:


    Exhibit No.       Exhibit Description
    -----------       -------------------
       23.1 Merger Agreement dated May 31, 2011 between Mindpix Corp and eMax Media Inc., (Filed herewith.)

       99.1        Press Release issued by the Registrant dated
                   June 4, 2011  (Filed herewith.)


Item 5.03 Change in Fiscal Year.

    Not applicable.


Item 3.02 Sales of Equity Securities Pursuant to Regulation S.

    Not applicable.

                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
                      Mindpix Corp.

June 20, 2011         By: /s/   Thomas A. Aliprandi
                      ---------------------------------
                      Mr. Thomas A. Aliprandi, President

                                 EXHIBITS INDEX


Exhibit No.           Exhibit Description
-----------           -------------------
   23.1 Merger Agreement dated May 31,2011, among Mindpix Corp and eMax Media Inc and Thomas A. Aliprandi and David Baliff, (Filed herewith.)

   99.1           Press Release issued by Registrant, dated
                  June 7, 2011 (Filed herewith.)

23.1 Merger Agreement dated May 31, 2011, among Mindpix Corp and eMax Media Inc and Thomas A. Aliprandi and David Baliff,

                                MERGER AGREEMENT
                                    BETWEEN
                        MINDPIX CORP AND EMAX MEDIA INC.

Agreement dated as of May 31, 2011 between eMax Media Inc., a Florida corporation ("eMax Media"), and Mindpix Corp, a Nevada corporation ("MINDPIX").

The parties agree as follows:

1.THE MERGER TERMS

1.1 Subject to the Terms and Conditions of this Agreement. At the Closing to be held as provided in Section 2, eMax Media shareholders shall transfer the eMax Media Shares (defined below) to MINDPIX, and the shareholders, officers and directors of MINDPIX shall CAUSE TO BE ISSUED SHARES IN MINDPIX AS DEFINED IN
SECTION 1.2 TO THE SHAREHOLDERS OF eMax Media free and clear of all Encumbrances other than restrictions imposed by Federal and State laws.

1.2 Purchase Price. eMax Media shareholders will exchange forty million (40,000,000) shares of its restricted common stock (the "eMax Media Shares") for four hundred million (400,000,000) shares of restricted common stock MINDPIX, representing 85% of all of the outstanding common shares and 100% of all the preferred shares of MINDPIX (the "MINDPIX Shares"). Should Mindpix stock not reach the value of $.10/share within 30 days of closing then Mindpix agrees to issue more shares to make up for the values outlined in the terms of this agreement to acquire the eMax Media shares and for the retirement of liabilities listed on Schedule A, attached hereto.

2. The Closing

2.1 Place and Timing. The closing of the sale and exchange of the eMax Media Shares for the MINDPIX Shares (the "Closing") shall take place at the TRANSFER AGENT OF MINDPIX, no later than the close of business (Salt Lake City Utah time) on July 1,2011 or at such other place, date and time as the parties may agree in writing.

2.12.2 Deliveries by eMax Media SHAREHOLDERS. At the Closing, eMax Media SHAREHOLDERS shall deliver the following to MINDPIX:

    a. The eMax Media Shares, duly endorsed for transfer to MINDPIX and accompanied by appropriate medallion guaranteed stock powers;

    b. Articles of Amendment for MINDPIX CORPORATION

    c. Executed Articles of Dissolution of eMax Media ready for filing with the State of Florida.

    d. All other documents, instruments and writings required by this Agreement to be delivered by MINDPIX at the Closing and any other documents or records relating to MINDPIX's business reasonably requested by eMax Media in connection with this Agreement.

2.3 Deliveries by MINDPIX. At the Closing, MINDPIX shall deliver the following to eMax Media SHAREHOLDERS.

a. Certificates representing the MINDPIX Shares issued to and registered in the name of eMax Media SHAREHOLDERS(with RESTRICTIVE legend but without any other reference to any Encumbrance other than appropriate federal securities law limitations).

b.  The documents contemplated by Section 4.

c. All other documents, instruments and writings required by this Agreement to be delivered by MINDPIX at the Closing.

3.  Conditions to eMax Media Obligations.

The obligations of eMax Media to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by eMax Media:

3.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits, eMax Media's acquisition of the MINDPIX Shares or the eMax Media Shares or that will require any divestiture as a result of eMax Media's acquisition of the MINDPIX Shares or that will require all or any part of the business of eMax Media to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on eMax Media or MINDPIX if this Agreement is consummated shall be pending.

3.2 Representations, Warranties and Agreements.
(a) The representations and warranties of MINDPIX set forth in this Agreement shall be true and complete in all material respects as of the closing Dates as though made at such time.
(b) MINDPIX shall have preformed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing and,
(c) eMax Media shall have received a certificate to that effect signed by an authorized representative of MINDPIX.

3.3 Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of eMax Media's acquisition of the MINDPIX Shares shall have been obtained and shall be in full force and effect.

3.4 Resignation of Director. All directors of MINDPIX shall have shall have submitted their resignations or been removed effective as of the Closing Dates.

4.  Conditions to MINDPIX's Obligations

The obligations of MINDPIX to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by MINDPIX.

4.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits eMax Media's acquisition of the MINDPIX Shares or MINDPIX's acquisition of the eMax Media Shares or that will require any divestiture as a result of eMax Media's acquisition of the Shares or MINDPIX's acquisition of the eMax Media Shares or that will require all or any part of the business of eMax Media or MINDPIX to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on eMax Media or MINDPIX if this Agreement is consummated shall be pending.

4.2 Representations, Warranties and Agreement.
(a) The representations and warranties of eMax Media set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, (b) eMax Media shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing and (c) MINDPIX shall have received a certificate to that effect signed by an authorized representative of eMax Media.


4.3 Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of eMax Media's acquisition of the MINDPIX Shares and MINDPIX's acquisition of the eMax Media Shares shall have been obtained and shall be in full force and effect.

5.  Representations and Warranties of MINDPIX.

MINDPIX represents and warrants to eMax Media that, to the Knowledge of MINDPIX (which limitations shall not apply to Section 5.1), and except as set forth in the MINDPIX Disclosures Letter:

5.1 Organization of MINDPIX: Authorization. MINDPIX is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action of MINDPIX and this Agreement constitutes a valid and binding obligation of MINDPIX; enforceable against it in accordance with its terms.

5.2 Capitalization. The authorized capital stock of MINDPIX consists of 750,000,000 shares of common stock, no par value, and 20,000,000 preferred shares, par value of $0.0001 per share, of which 94,500,000 common shares and no preferred shares are presently issued and outstanding. No shares have been registered under state or federal securities law. As of the Closing Date, all of the issued and outstanding shares of common stock of MINDPIX are validly issued, fully paid and non-assessable. As of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of MINDPIX obligating MINDPIX to issue any additional shares of common or preferred stock or any of its securities of any kind. Except as otherwise set forth herein, MINDPIX will not issue any shares of capital stock from the date of this Agreement though the Closing Date.

5.3 No Conflict as to MINDPIX. Neither the execution and delivery of this Agreement nor the consummation of the sale of the MINDPIX Shares to eMax Media will (a) violate any provision of the certificate of incorporation or by-laws of MINDPIX or (b) violate, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement to which MINDPIX is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to MINDPIX.

5.4 Ownership of MINDPIX Shares. The delivery of certificates to eMax Media SHAREHOLDERS provided in section 2.2 will result in eMax Media's SHAREHOLDERS immediate acquisition of record and beneficial ownership of the MINDPIX Shares, free and clear of all Encumbrances subject to applicable, State and Federal securities laws. There are no outstanding options, rights,conversion rights, agreements or commitments or any kind relating to the issuance, value or transfer of any Equity Securities or other securities of MINDPIX.

5.5 No Conflict as to MINDPIX and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the sale of the MINDPIX Shares to eMax Media will (a) violate any provision of the certificate of incorporation or by-laws (of other governing instrument) of MINDPIX or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or acceleration of the maturity of any debt of obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of MINDPIX or any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of MINDPIX or any of its Subsidiaries is subject, or (c) violate any statute of law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to MINDPIX of any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section 5.5, for such matters which are not likely to have a material adverse effect on the business or financial condition of MINDPIX and its Subsidiaries, taken as a whole.

5.6 Consents and Approvals of Governmental Authorities. Except with respect to applicable State and Federal securities law, no consent approval or authorization of, or declaration, filing or registration with, and Governmental Body is required to be made or obtained by MINDPIX or eMax Media or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by MINDPIX or the consummation of the sale of the MINDPIX Shares to eMax Media.

5.7 Other Consents. No consent of any Person is required to be obtained by MINDPIX or eMax Media to the execution, delivery and performance of this Agreement or the consummation of the sale of the MINDPIX Shares to eMax Media including but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse affect on the business and financial condition of MINDPIX or eMax Media.

5.8 Financial Statements. MINDPIX has delivered to eMax Media consolidated balance sheets of MINDPIX and its Subsidiaries as at December 31, 2001 and December 31, 2007, and statements of income and changes in financial position for the period from inception to the period then ended, together with the report thereon of MINDPIX's independent accountant (the "MINDPIX Financial Statements"). Such MINDPIX Financial Statements are internally prepared and unaudited but fairly present the consolidated financial condition and results of operation of MINDPIX and its Subsidiaries as at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted United States accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto.

5.9 Title to Properties. Either MINDPIX or one of its Subsidiaries owns all the material properties and assets that they purport to own (real, personal, and mixed tangible and intangible), including, without limitations, all the material properties and assets reflected in the MINDPIX Financial Statements, and all the material properties and assets purchased or otherwise acquired by MINDPIX or any of its Subsidiaries since the date of the MINDPIX Financial Statements. All properties and estates reflected in the MINDPIX Financial Statements are free and clear of all materiel Encumbrances.

5.10 Litigation. There is no action, suit, inquiry, proceeding, or investigation by or before any court of Governmental Body pending or threatened in writing against or involving MINDPIX or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of MINDPIX, or which would require a payment by MINDPIX or its subsidiaries in excess of $2,000 in the aggregate of which questions or challenges the validity of this Agreement. Neither MINDPIX nor any of its Subsidiaries are subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of MINDPIX, eMax Media or any of their Subsidiaries, taken as a whole, or which would require a payment by MINDPIX or its subsidiaries in excess of $2,000 in the aggregate.

5.11 This is left intentionally blank.

5.12 This is left intentionally blank.

5.13 Absence of Certain Changes. Since the date of the MINDPIX Financial Statements, neither MINDPIX nor any of its Subsidiaries has:

a. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of MINDPIX and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

b. made any changes or amendments in its certification of incorporation or by-laws, or other governing instruments;

c. issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Security, or granted or entered into any options, warrants, calls or commitments or any kind with respect thereto;

d. organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business

e. borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

f. paid, discharged or satisfied any material claim, liability, or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

g. prepaid any material obligation having a maturity of more than 90 days from the date such obligations was issued or incurred;

h. canceled any material debts or waived any material claims or rights, except in the ordinary course of business;

i. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

j. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

k. purchased or entered into any contract or commitment to purchase any material quantity or raw materials or supplies, or sold or entered into any contracts or commitments to sell any material quantity of property or assets, except (i)normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course of business
(ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

l. made any capital expenditures or additional to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $100,000 in the aggregate.

m. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2,000;

n. written down or been required to write down any inventory in an aggregate amount in excess of $2,000;

o.  entered into any collective bargaining or union contracts or agreements;

p. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of MINDPIX and its subsidiaries taken as a whole.

5.14 No Material Adverse Change. Since the date of the MINDPIX Financial Statements, there has not been any material adverse change in the business or financial condition of MINDPIX and its Subsidiaries taken as a whole, other than changes resulting from economic conditions prevailing in the United States precious coins, collectibles and metals industry.

5.15 Contracts and Commitments. Neither MINDPIX nor any of its Subsidiaries is a party to any:

a. Contract or agreement (other than purchase or sales orders entered into in the ordinary course of business) involving any liability on the part of MINDPIX or one of its subsidiaries or more than $25,000 and not cancelable by MINDPIX or the relevant Subsidiary (without liability to MINDPIX or such Subsidiary) within 60 days;

b. Except with respect to the lease on its business location, lease of personal property involving annual rental payments in excess of $25,000 and not cancelable by MINDPIX or the relevant Subsidiary (without liability to MINDPIX or such Subsidiary) within 90 days;

c. Except with respect to the options referenced above, Employee bonus, stock option or stock purchase, performance unit, profit-sharing, pension, savings, retirement, health, deferred or incentive compensation, insurance or other material employee benefit plan (as defined in Section 2(3) for ERISA) or program for any of the employees,former employees or retired employees of MINDPIX or any of its Subsidiaries;

d. commitment, contract or agreement that is currently expected by the management of MINDPIX to result in any material loss upon completion or performance thereof;

e. Contract, agreement or commitment that is material to the business of MINDPIX, and its Subsidiaries, taken as a whole, with any officer, employee, agent, consultant, advisory salesman, sales representative, value added reseller, distributor, or dealer; or

f. Employment agreement or other similar agreement that contains any severance or terminates pay, liabilities or obligations.

All such contracts and agreements are in full force and effect. Neither MINDPIX nor any of its Subsidiaries is in breach of, in violation of or in default under, any agreement, instrument, indenture, deed or trust, commitment, contract or other obligation of any type to which MINDPIX or any of its Subsidiaries is party or is or may be bound that relates to the business of MINDPIX or any of its Subsidiaries or to which any of the assets or properties of MINDPIX of any of its Subsidiaries is subject, the effect of which breach, violation or default is likely to materially and adversely affect the business or financial condition of MINDPIX and its Subsidiaries, taken as a whole. eMax Media has not guaranteed or assumed and specifically does not guarantee or assume any obligations of MINDPIX or any of its Subsidiaries.

5.16 Labor Relations. Neither MINDPIX nor any of its Subsidiaries is a party to any collective bargaining agreement.

5.17 Employee Benefit Plans. No material employee pension and welfare benefit plans covering employees of MINDPIX is (1) a multi-employee plan as defined in
Section 3(37) of ERISA, or (2) a defined benefit plan as defined in Section 3(35) of ERISA, any listed individual account pension plan is duly qualified as tax exempt under the applicable sections of the Code, each listed benefit plan and related funding arrangements, if any, has been maintained in all material respects in compliance with its terms and the provisions of ERISA and the Code.

5.18 Compliance with Law. The operations of MINDPIX or any of its Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them.

5.19 Tax Matters

a. MINDPIX and each of its Subsidiaries (1) shall prepare and file all non-consolidated and non-combined Tax Returns and all consolidated or combined Tax Returns that include only MINDPIX or any of its Subsidiaries and not Sellers or its other Affiliates (for the purposes of this Section 5.19, such tax returns shall be considered non-consolidated and non-combined Tax Returns) required to be filed through the date hereof with respect to the time periods covered by such non-consolidated and non-combined Tax Returns and shall timely pay any such Taxes required to be paid by it after the dates hereof with response to such Tax Returns and (2) shall prepare and timely file all such non-consolidated and non-combined Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns, (3) all such Tax Returns filed pursuant to clause (a) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

b. All consolidated or combined Tax Returns (except those described in subparagraph (a) above) required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the activities, operations and transactions, of MINDPIX or any of its Subsidiaries for any taxable period have been timely filed or will be filed, and the income, activities, operations and transactions, of MINDPIX or any of its Subsidiaries have been properly included and reflected thereon. MINDPIX shall prepare and file, or cause to be prepared and filed, all such consolidated or combined Tax Returns that are required or permitted to include the income, or reflect the activities, operations and transactions, of MINDPIX or any of its Subsidiaries, with respect to any taxable year or the portion thereof ending on or prior to the Closing Date, including, without limitation, MINDPIX's consolidated federal income tax return for such taxable years. MINDPIX will timely file a consolidated federal income tax return for the taxable year ended December 31 and such return shall include and reflect the income, activities, operations and transactions of MINDPIX or any of its Subsidiaries for the taxable period then ended, and hereby expressly covenants and agrees to file a consolidated federal income tax return, and to include and reflect thereon the income, activities, operations and transactions of MINDPIX or any of its Subsidiaries for the taxable period through the Closing Date. All Tax Returns filed pursuant to this subparagraph () after the date hereof shall, in each case, to the extent that such Tax Returns specifically relate to MINDPIX or any of its Subsidiaries and do not generally relate to matters affecting other members of MINDPIX's consolidated group, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with the Tax Return most recently filed in the relevant jurisdictions prior to the date hereof, except as otherwise required by law or regulation. MINDPIX has paid or will pay all Taxes that may now or hereafter be due with respect to the taxable periods covered by such consolidated or combined Tax Returns.


c. Neither MINDPIX or any of its Subsidiaries has agreed, or is required, to make any adjustment (x) under Section 481(a) of the Code by reason of a change in accounting method or otherwise or (y) pursuant to any provision of the Tax Reform Act of 1986, the Revenue Act of 1987 of the Technical and Miscellaneous Act of 1988.

d. Neither MINDPIX or any of its Subsidiaries or any predecessor or Affiliate of the foregoing has, at any time, filed a consistent under Section 341 (f)(1) of the Code, or agreed under Section 341(f)(3) of the Code, to have the provisions of Section 341(f)(2) of the Code apply to any sale of its stock.

e. There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to MINDPIX or any of its Subsidiaries, or their assets or operations and no power of attorney granted by MINDPIX or any of its Subsidiaries with respect to any Tax matter is currently in force.

f. There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment in progress, pending or threatened against or with respect to any Tax attributable to MINDPIX, its Subsidiaries or their assets or operations.

g. All amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

h.  No property of MINDPIX is "tax-exempt use property" within the meaning of
Section 168(h) of the Code nor property that MINDPIX or any of its Subsidiaries will be required to treat as being owned by another person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

i. There have been delivered or made available to eMax Media true and complete copies of all income Tax Returns (or with respect to consolidated or combined returns, the portion thereof) and any other Tax Returns requested by eMax Media as may be relevant to MINDPIX, its Subsidiaries, or their assets or operations of any and all periods ending after December 31, 1998, or for any Tax years which are subject to audit, or investigation by any taxing authority or entity.

j. There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee of former employee of MINDPIX or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

k. Neither MINDPIX or any of its Subsidiaries or any predecessor or Affiliates of the foregoing knows of any specific taxes that may be owed by MINDPIX or any of its Subsidiaries. If any taxes are learned in the future to be owed by Mindpix or it's previously held subsidiaries, Mindpix and that legal entity will hold harmless EMAX Media from any liabilities, liens claims etc.,and the officers and directors of those companies at that time, will handle the matters as the predecessor officers of those companies and or entities.

5.20 Environmental Matters

a. At all times prior to the date hereof, MINDPIX and its Subsidiaries have complied in all material respects with applicable environmental laws, orders, regulations, rules and ordinances relating to the Properties (as hereinafter defined), the violations of which would have a material adverse effect on the business or financial conditions of MINDPIX or any of its Subsidiaries, taken as a whole, or which would require a payment by MINDPIX and its Subsidiaries in excess of $2,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental body.

5.21 MINDPIX has not employed any broker or finder or incurred any liability for any brokerage or finder's fee or commissions or similar payments in connection with the sale of the MINDPIX Shares to eMax Media. There is shares owed to Executive Consultant Inc. and Rockport Equities LLC for work rendered for Mindpix over two years ago and as further outlined in item 12.9

5.22 Absence of Certain Commercial Practices. Neither MINDPIX nor any of its Subsidiaries has, directly or indirectly, paid or delivered any fee, commission, or other sum of money or item of property, however characterized, to any finder, agent, government official, or other party in the United States or any other country, which is in any manner related to the business or operations of MINDPIX or any of its Subsidiaries, which MINDPIX or one of its Subsidiaries knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction.

5.23  Transactions with Directors or Officers.
MINDPIX and its Subsidiaries do not engage in business with any Person in which any of MINDPIX's directors or officers has a material equity interest. No director or officer of MINDPIX owns any property, asset or right which is material to the business of MINDPIX and its Subsidiaries, taken as a whole.

5.24 Borrowing and Guarantees. MINDPIX and its Subsidiaries (a) do not have any indebtedness for borrowed money, (b) are not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and
(c) are not guarantors or sureties with respect to the obligations of any Person.

6.    Representations and Warranties of eMax Media.
eMax Media represents and warrants to MINDPIX that, to the Knowledge of eMax Media (which limitation shall not apply to Section6.3), and except as set forth in the eMax Media Disclosure letter:

6.1   Organization of eMax Media: Authorization.
eMax Media is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action of eMax Media and this Agreement constitutes a valid and binding obligation of eMax Media; enforceable against it in accordance with its terms.

6.2 Capitalization. The authorized capital stock of eMax Media consists of 100,000,000 shares of common stock, par value $.0001 per share and 40,000,000 shares of Preferred Stock, par value $.001 per share. As of May 21, 2011 eMax Media had 40,000,000 shares of common stock issued and outstanding. As of the Closing Date, all of the issued and outstanding shares of common stock of eMax Media are validly issued, fully paid and non-assessable.

6.3 Ownership of eMax Media Shares. The delivery of certificates to MINDPIX provided in section 2.3 will result in Shareholder's of MINDPIX immediate acquisition of record and beneficial ownership of the eMax Media Shares, free and clear of all Encumbrances other than as required by State and Federal securities laws.

6.4 No Conflicts as to eMax Media and Subsidiaries. Neither the execution and delivery of this agreement nor the consummation of the sale of the eMax Media Shares to MINDPIX will (a) violate any provision of the certificate of incorporation or by-laws (of other governing instrument) of eMax Media or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt of obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of eMax Media or any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of eMax Media or any of its Subsidiaries is subject, or
(c) violate any statute of law or any judgment, decree, order, regulation or rule of any court of other Governmental Body applicable to eMax Media of any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this
Section 6.4, for such matters which are not likely to have a material adverse effect on the business or financial condition of eMax Media and its Subsidiaries taken as a whole.

6.5 Consents and Approvals of Governmental Authorities. No consent approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by MINDPIX or eMax Media or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by eMax Media or the consummation of the sale of the eMax Media Shares to MINDPIX.

6.6 Other Consents. No consent of any Person is required to be obtained by MINDPIX or eMax Media to the execution, delivery and performance of this Agreement or the consummation of the sale of the eMax Media Shares to MINDPIX including but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse affect on the business and financial condition of MINDPIX or eMax Media. Both Mindpix and eMax Media has acquired consents from their majority shareholders to close this merger agreement.

6.7 Financial Statements. eMax Media has delivered to MINDPIX UN-audited consolidated balance sheets of eMax Media and its Subsidiaries as at December 31, 2010 and statements of income and changes in financial position for the period then ended December 31,2010, together with the report thereon of eMax Media's independent accountant (the "eMax Media Financial Statements"). Such eMax Media Financial Statements are internally prepared and unaudited but fairly present the consolidated financial condition and results of operation of eMax Media and its Subsidiaries as at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted United States accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto, and shall be utilized in any SEC filing in compliance with Rule 310 of Regulation S B promulgated under the Securities Act.

6.8 Brokers or Finders. eMax Media has not employed any broker or finder or incurred any liability for any brokerage or finder's fee or commissions or similar payments in connection with the sale of the eMax Media Shares to MINDPIX.

6.9 Purchase for Investment. eMax Media is purchasing the MINDPIX Shares solely for its own account for the purpose of investment and not with a view to, or for sale, in connection with, and distribution of any portion thereof in violation of any applicable securities law.

7.    Access and Reporting; Filing with Governmental Authorities; Other
Covenants.

7.1 Access Between the date of this Agreement and the Closing Date. Each of MINDPIX and eMax Media shall (a) give to the other and its authorized representatives reasonable access to all plants, offices, warehouse and other facilities and properties of MINDPIX and of eMax Media, as the case may be, and to its books and records,(b) permit the other to make inspections thereof, and
(c) cause its officers and its advisors to furnish the other with such financial and operating data and other information with respect to the business and properties of such party and its Subsidiaries and to discuss with such and its authorized representatives its affairs and those of its Subsidiaries, all as the other may from time to time reasonably request.

7.2 Exclusivity. From the date hereof until the earlier of the Closing or the termination of this Agreement, MINDPIX shall not solicit or negotiate or enter into any agreement with any other Person with respect to or in furtherance of any proposal for a merger or business combination involving or acquisition of any interest in, or (except in the ordinary course of business) sale of assets by, MINDPIX, except for the exchange of the eMax Media Shares for the MINDPIX Shares from MINDPIX's shareholders.

7.3 Regulatory Matters. MINDPIX and eMax Media shall (a) file with applicable regulatory authorities any applications and related documents required to be filed by them in order to consummate the contemplated transaction and (b) cooperate with each other as they may reasonably request in connection with the foregoing.

8.    Conduct of MINDPIX's Business Prior to the Closing.

8.1 Operation in Ordinary Course. Between the date of this Agreement and the Closing Date, MINDPIX shall cause conduct its business in all material respects in the ordinary course.

8.2 Business Organization. Between the dates of this Agreement and the Closing Date, MINDPIX shall (a) preserve substantially intact the business organization of MINDPIX; and (b) preserve in all material respects the present business relationships and good will of MINDPIX and each of its Subsidiaries.

8.3 Corporate Organization. Between the date of this Agreement and the Closing Date, MINDPIX shall not cause or permit any amendment of its certificate of incorporation or by-laws (or other governing instrument) and shall not:

a. issue, sell or otherwise dispose of any of its Equity Securities, or create, sell or otherwise dispos of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its Equity Securities;

b. create or suffer to be created any Encumbrances thereon, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the sale or disposition of any Equity Securities;

c.    reclassify, split up or otherwise change any of its Equity Securities;

d.    be party to any merger, consolidation or other business combination;

e. sell, lease license or otherwise dispose of any of its properties or assets (including but not limited to rights with respect to patents and registered trademarks and copyrights or other proprietary rights), in an amount which is material to the business or financial condition of MINDPIX and its Subsidiaries, taken as a whole except in the ordinary course of business; or

f. organize any new Subsidiary or acquire any Equity Securities of any Person or any equity or ownership interest in any business.

8.4   Other Restrictions. Between the date of this Agreement and the Closing
Date,

MINDPIX shall not:

a. borrow any funds or otherwise become subject to, whether directly or by way of guarantee or otherwise,any indebtedness for borrowed money;

b. create any material Encumbrance on any of its material properties or assets.

c. increase in any manner the compensation of any director or officer or increase in any manner the compensation of any class of employees;

d. create or materially modify any material bonus, deferred compensation, pension, profit sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice or any other employee benefit plan (as defined in section 3(3) of ERISA);

e.    make any capital expenditure or acquire any property or assets;

f. enter into any agreement that materially restricts eMax Media or MINDPIX or any of their Subsidiaries from carrying on business;

g. pay, discharge or satisfy any material claim, liability or obligation, absolute, accrued, contingent or otherwise, other than the payment, discharge or satisfaction in the ordinary course of business of MINDPIX or obligations reflected in the MINDPIX Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the MINDPIX Financial Statements; or

h.    cancel any material debts or waive any material claims or rights.

9.    Definitions.

As used in this Agreement, the following terms have the meanings specified or referred to in this Section 9.

9.1 Business Day. Any day that is not a Saturday or Sunday or a day on which banks located in the City of New York are authorized or required to be closed.

9.2   Code. The Internal Revenue code of 1986, as amended.

9.3 Encumbrances. Any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, including but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, other than a restriction on transfer arising under Federal of State securities laws.

9.4   Equity Securities.  See Rule 3a-11-1 under the Securities Exchange Act of
1934.

9.5   ERISA. The Employee Retirement Income Security Act of 1974, as amended.

9.6 Governmental Body. Any domestic or foreign national, state or municipal or other local government or multi-national body (including, but not limited to, the European Economic Community), and subdivision, agency, commission or authority thereof.

9.7   Knowledge.  Actual knowledge, after reasonable investigation.

9.8 Person. Any individual corporation, partnership, joint venture, trust, association, unincorporated organization, other entity, of Governmental Body.

10.   Termination.

10.1 Termination. This Agreement may be terminated before the Closing Date occurs only as follows:

a.    by written agreement of MINDPIX and eMax Media at any time;

b. by eMax Media, by notice to MINDPIX at any time, if one or more of the conditions specified in Section 4 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1) would otherwise occur or if the satisfaction of such a condition is or becomes impossible.

c. by MINDPIX, by notice to eMax Media at any time, if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1), would otherwise occur of if satisfaction of such a condition is or becomes impossible;

d. by either MINDPIX or eMax Media, by notice to the other at any time after June 15, 2011.

10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall terminate without any liability or further obligation of any party to another.

11. Notices. All notices, consents, assignments and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telex or facsimile (with receipt confirmation), provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the delivery service (receipt requested), in each case to the appropriate address, telex numbers and facsimile numbers set forth below (or to such other address, telex number and facsimile numbers as a party may designate as to itself by notice to the other parties).

If to eMax Media Inc.:
                                  Mr. Eric Jeter
                                  eMax Media, Inc.
                                  280 Ronald Reagan Parkway, St 115
                                  Longwood Florida, FL  34710

If to MINDPIX Corp.:
                                  Mr. Thomas A. Aliprandi
                                  MINDPIX CORPORATION
                                  138 East 12300 South, Suite 147
                                  Draper, UT 884020

and                               Mr. David Baliff
                                  MINDPIX CORPORATION
                                  560 N 400 W
                                  Alpine, UT 84004

12.   Miscellaneous.

12.1 Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

12.2. Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

12.3 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

12.4  Exclusive Agreement: Amendment.
This Agreement supersedes all prior Agreements among the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.

12.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

12.6 Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the States of Nevada and Florida, without regard to the conflicts of law principles thereof.

12.7 Binding Effect. This Agreement Shall insure to benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that neither party may assign its rights hereunder without the consent of the other, provided that, after the Closing, no consent of MINDPIX shall be needed in connection with any merger or consolidation of eMax Media with or into another entity.

12.8 Shares to be Issued in Lieu of Monies Owed See attached Schedule A which references old capital liabilities owed to investors and employees of MINDPIX and which all parties owed funds have agreed to take common stock at $.10/share in lieu of monies owed and agrees to sign releases to the company from any potential liens, liabilities, and or encumbrances

12.9 Shares to be Issued for services rendered over two years ago. MINDPIX owes Executive Consulting Inc. 2,500,000 shares of MINDPIX common stock and Rockport Equities LLC 610,000 shares of Mindpix common stock; and for services rendered over two years ago. The parties have agreed to take common stock in MINDPIX in exchange for the services rendered .

13. Securities held by the company. eMax Media owns 400,000,000 shares of common stock in the publicly traded company, eMax Worldwide, Inc., and those shares will be sold in the near term and the proceeds will be used to pay the required funds needed to complete corporate audits and legal filing matters and to expand going concern operations. Also MINDPIX has agreed to place 5,000,000 shares of Mindpix common stock into the company and those shares will be sold in the near term and the proceeds will be used to pay the required funds needed to complete corporate audits and legal filing matters and to expand going concern operations, as well.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized and entered into as of the date first above written.

___________________________                ____________________________
Eric Jeter, President      Date            Thomas A. Aliprandi     Date
On behalf of eMax Media Inc.               On Behalf of MINDPIX Corp.

_____________________________              ____________________________
Witness               Date                 Witness              Date

                                   EXHIBIT A

                                 MINDPIX Debts


                  PAYABLES CONVERTED INTO STOCK AT $.10/SHARE

                                TOTAL $2,378,500


                             PAYABLES IN CASH OWED

           STANDARD REGISTRAR AND TRANSFER $4,414 (through Jun 2011)
                 SQUIRE & COMPANY CPA $2,510 (through Jun 2011)
              THORPE, NORTH AND WESTERN $25,736 (through Jun 2011)
                                 TOTAL $32,660

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99.1 PRESS RELEASE ISSUED BY REGISTRANT, DATED JUNE 7, 2011 (FILED HEREWITH.)

   EMAX WORLDWIDE INC., ANNOUNCES EMAX MEDIA INC HAS MERGED WITH MINDPIX CORP
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SALT LAKE CITY, UT, June 7, 2011 - eMax Worldwide Inc. (Pinksheets:EMXC),
www.emaxworldwide.com, announces their partly held company, eMax Media Inc., has merged with MindPix Corp, (Pinksheets:MPIX),

Roxanna Weber, President of eMax Worldwide, announces: MindPix Corp has signed a merger agreement with the partly held company, eMax Media Inc. The planned merger was scheduled for June 30, 2011, however both parties have now signed the merger agreement. Mindpix agree to pay $40 million in their securities to acquire eMax Media Inc. Mindpix Corp issues 400,000,000 shares at $.10/share in exchange for all the common stock in eMax Media. The stock dividend to the EMXC shareholders equates to eMax Worldwide shareholders receiving common stock dividend that equates to one share in MPIX for every 32 shares that is owned in EMXC. This is a $.0031 share stock dividend gain to the eMax Worldwide shareholders. Record date for the event is June15, 2011. The companies are now preparing the 8K merger terms, to file with the SEC.

Ms. Weber, stated, the merger between Mindpix Corp and eMax Media Inc is great for both companies and their shareholders.

Tom Aliprandi, Chairman of MindPix Corp, expressed, this merger is clearly in the best interests of our shareholders. To be a part of the promising future of eMax Media, Inc. is most welcome.

eMax Media, Inc., www.emaxmediagroup.com is currently packaging 20-30 new music and video collector sets for national chain retail store buyers and other licensing groups internationally. These collector sets are part of a much larger 17,500 song and video collection ranging from the '30's through the '90's.

eMax Worldwide has engaged the investor relations firm, Rockport Equity, LLC to handle all future shareholder relations. Rockport has been very successful in working with the capital markets representing the company.

About Rockport Equities LLC

Rockport Equities, http://www.rockportequityllc.com is a team of investor relations professionals with over 25 years experience in the IR and Broker fields.

About eMax Media

eMax Media Inc. is a diversified multi-media technology/internet entertainment content company which owns, develops, produces and sells music, gifts, events, music CD's, movies, t-shirts and collectibles for distribution to wholesale and retail markets. The company operates a collection of multimedia and family entertainment content through four main divisions: eMax Music, eMax Studios, eMax Networks, and eMax Productions. The four operating areas offer technology-driven, high-quality products and services focusing in pre-recorded music, movies, digital media, games, outdoor sports and concert events, internet e-commerce, feature film production, television programs, broadcasting and internet networks. eMax Media Inc. owns the licensing rights to manufacture and market a music library catalog of worldwide known songs from a list consisting of over 17,500 music master recordings.

About eMax Worldwide, Inc.

eMax Worldwide, Inc., (www.eMaxworldwide.com) is a diversified holding company acquiring and growing family and morally valued multimedia, entertainment, communication, broadcasting, high-end technologies, real estate, energy and finance industries through two corporations, eMax Media Inc, www.emaxmediagroup.com and New Unified Corp., www.newunified.com.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including, without limitation, the future press releases of eMax.

Contact Rockport Equity, LLC

David Helmcamp
Dan Capozzi
443-567-6983
info@rockportequityllc.com
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